As filed with the Securities and Exchange Commission on September 8, 2017
Registration No. 333-[•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)
____________________

Delaware	One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada 89135 (702) 221-7800	13-3391527
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(I.R.S. Employer Identification No.)

Lewis Fanger Chief Financial Officer Full House Resorts, Inc. One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada 89135 (702) 221-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copy to: Michael J. Bonner, Esq. John C. Jeppsen, Esq. Greenberg Traurig, LLP 3773 Howard Hughes Parkway, Suite 400 North Las Vegas, Nevada 89169 (702) 792-3773

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of "accelerated filer," "large accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act (Check One).

Large Accelerated Filer ☐	Accelerated Filer ☐
Non Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,000,000	$2.53	$2,530,000	$293.23
Total	1,000,000 (1)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sale prices of the registrant's common stock on September 7, 2017, as reported on the Nasdaq Capital Market.

____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

Subject to completion, dated September 8, 2017

PROSPECTUS

FULL HOUSE RESORTS, INC.

1,000,000 Shares of Common Stock
_________________________

This prospectus relates to the disposition from time to time of up to 1,000,000 shares of our common stock held by Daniel R. Lee, our president, chief executive officer and a director (the "Stockholder"). These shares were acquired by the Stockholder in connection with our $5.0 million rights offering which closed on November 10, 2016. The Stockholder guaranteed completion of the rights offering through a standby purchase agreement to provide assurance that we would receive the anticipated offering proceeds. In connection with the standby purchase agreement, the Stockholder purchased 1,000,000 shares of our common stock and agreed not to sell such shares in a public or private transaction for at least one year following the closing of such rights offering. In addition, he received registration rights from us with respect to such shares. Also, we entered into a registration rights agreement with the Stockholder whereby we agreed to file a registration statement on Form S-3 to enable the resale of the shares purchased by him.

Pursuant to the registration rights agreement, we are registering the shares for resale by the Stockholder or his pledgees, donees, transferees or other successors-in-interest. However, registration of the shares of common stock covered by this prospectus does not mean that the Stockholder will offer or sell any of the shares. The Stockholder has informed us that, as of the date of this prospectus, he does not have any written or oral agreement or understanding, directly or indirectly, with any person to sell or otherwise distribute the common stock. The Stockholder may offer and sell or otherwise dispose of the shares of common stock covered by this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. The Stockholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of shares of common stock under this prospectus. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of the shares of common stock covered hereby. We provide additional information about how the Stockholder may sell his shares of common stock in the section entitled "Plan of Distribution" beginning on page 3 of this prospectus.

We will not receive any of the proceeds from the sale of shares of our common stock by the Stockholder.

Our common stock is listed on the Nasdaq Capital Market under the symbol FLL. The last reported sale price of our common stock as reported on the Nasdaq Capital Market on September 7, 2017 was $2.53 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves a high degree of risk. You should read the section entitled "Risk Factors" beginning on page 2 and the "Risk Factors" section in the reports incorporated by reference herein for a discussion of certain risks to consider carefully before investing in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

The date of this prospectus is September 8, 2017.

TABLE OF CONTENTS

SUMMARY	1
RISK FACTORS	2
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	2
SELLING STOCKHOLDER	2
PLAN OF DISTRIBUTION	3
LEGAL MATTERS	5
EXPERTS	5
WHERE YOU CAN FIND MORE INFORMATION	6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	6

_________________________

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using the "shelf" registration process. Under this process, the Stockholder may from time to time, in one or more offerings, sell the common stock described in this prospectus.

This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our common stock. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to the copy of the document filed as an exhibit to the registration statement or otherwise filed with the SEC.

You should rely only on the information contained in or incorporated by reference into this prospectus (as it may be supplemented and amended). We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume the information contained in this prospectus is accurate as of any date other than the date of this prospectus, regardless of the time of delivery of the prospectus or any sale of our common stock.

We urge you to read carefully this prospectus (as it may be supplemented and amended), together with the information incorporated herein by reference as described under the heading "Incorporation of Documents by Reference," before deciding whether to invest in any of the common stock being offered.

Except where the context otherwise requires or where otherwise indicated, the terms "we," "us," "our," "Full House" and "the company" refer to Full House Resorts, Inc., a Delaware corporation, and its consolidated subsidiaries. References herein to "Stockholder" refer to the selling stockholder identified herein under the heading "Selling Stockholder" and his donees, pledgees, transferees or other successors-in-interest.

_________________________

SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information you should consider before deciding to invest in our securities. We urge you to read this entire prospectus and the information incorporated herein by reference carefully, including the section entitled "Risk Factors" beginning on page 2 of this prospectus.

Our Company

Full House Resorts, Inc. is a Delaware corporation incorporated on January 5, 1987. We own, lease, develop, operate, manage, and/or invest in casinos and related hospitality, entertainment, and related facilities. Through our subsidiaries and affiliates, we own and operate: (i) Silver Slipper Casino & Hotel in Mississippi near New Orleans; (ii) Bronco Billy's Casino and Hotel in Colorado near Colorado Springs; (iii) Rising Star Casino Resort in Indiana near Cincinnati; and (iv) Stockman's Casino in Nevada approximately one hour east of Reno. We also operate the Grand Lodge Casino in Nevada on the north shore of Lake Tahoe subject to a lease.

Gaming Regulations

The gaming industry is highly regulated, and each of our casinos is subject to extensive regulation under the laws, rules and regulations of the jurisdiction in which it is located. In many jurisdictions, gaming laws can require any of our stockholders to file an application, be investigated and qualify or have his, her or its suitability determined by gaming authorities. Gaming authorities have very broad discretion in determining whether an applicant should be deemed suitable. In addition, our certificate of incorporation imposes certain obligations on holders of our common stock relating to compliance with the gaming authorities and empowers our board of directors to redeem shares of common stock under certain limited circumstances. For additional information, see "Gaming Regulation" in Exhibit 99.1 of our Annual Report on Form 10-K for the year ended December 31, 2016.

Corporate Information

Our principal executive offices are located at Full House Resorts, Inc., One Summerlin, 1980 Festival Plaza Drive, Suite 680, Las Vegas, Nevada 89135. Our telephone number is (702) 221-7800. Our website address is www.fullhouseresorts.com. We have included our website as a textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

The Offering

We are registering 1,000,000 shares of our common stock for resale by the Stockholder. These shares were acquired by the Stockholder as the standby purchaser in connection with our $5.0 million rights offering which closed on November 10, 2016, and have since been held continuously by the Stockholder. We are registering the resale of the shares covered by this prospectus, as required by the registration rights agreement we entered into with the Stockholder on October 7, 2016. The Stockholder will determine when and how he sells the shares of the common stock offered in this prospectus, as described in "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares of common stock by the Stockholder, but we will incur expenses in connection with the offering. See "Use of Proceeds." You should read the "Risk Factors" section of this prospectus and the "Risk Factors" section of the reports incorporated by reference herein for a discussion of risks to consider carefully before investing in shares of our common stock.

Additional Information

For additional information regarding our business, financial condition, results of operations, and other important information regarding our company, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information."

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks factors contained in this prospectus and any prospectus supplement, including the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference herein, before you make an investment decision pursuant to this prospectus and any accompanying prospectus supplement. These risks include risk factors under the heading Risk Factors in our Annual Report on Form 10-K for the year ending December 31, 2016 on file with the SEC, as revised or supplemented by our Quarterly Report filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus. The occurrence of any of the events described as possible risks could have a material adverse effect on the value of our common stock. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business. See "Where You Can Find More Information."

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in the documents incorporated by reference herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that such statements are not recitations of historical fact, such statements constitute forward-looking statements which, by definition, involve risks and uncertainties. These forward-looking statements include statements relating to our anticipated financial performance and business prospects and/or statements preceded by, followed by or that include the words believes, estimates, anticipates, intends, expects, projects, plans, seeks may, will, should, and similar expressions or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus (and may appear in documents we incorporate by reference herein) and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, profitability, liquidity, resources, business outlook, market forces, prospects, growth, strategies and the industry in which we operate. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished.

These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus (or, as to documents incorporated by reference, the date of such documents), and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein or therein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by applicable federal securities laws. When considering such forward-looking statements, you should keep in mind the factors described in "Risk Factors" and other cautionary statements contained or incorporated in this document. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock that may be sold from time to time by the Stockholder pursuant to this prospectus.

SELLING STOCKHOLDER

On November 10, 2016, we closed a $5.0 million rights offering to partially fund several growth projects at the Company's existing properties. We received a total of $5.0 million in gross proceeds ($4.6 million in net proceeds after offering costs) from the rights offering through the issuance of 3,846,154 shares of common stock at a price of $1.30 per share. To provide assurance that the Company would successfully raise the anticipated offering proceeds, we entered into a standby purchase agreement on October 7, 2016 with Daniel R. Lee, our president, chief executive officer and a director (the "Stockholder"), whereby the Stockholder guaranteed completion of the rights offering. In connection with the standby purchase agreement, the Stockholder purchased 1,000,000 shares of our common stock in the rights offering and agreed not to sell such shares in a public or private transaction for at least one year following the closing of such rights offering. In addition, we entered into a registration rights agreement whereby we agreed to file a registration statement on Form S-3 to enable the resale of the shares of common stock purchased by the Stockholder and to keep such registration statement effective until the earlier of (i) the tenth anniversary of the effective date of such registration statement, (ii) the date on which the Stockholder has sold all of the s ecurities covered by such registration statement, or (iii) the date on which the Stockholder may sell all of the securities covered by such registration statement without restriction or limitation under Rule 144 promulgated under the Securities Act.

We do not know when or in what amounts the Stockholder may sell or otherwise dispose of the shares covered by this prospectus. Because the Stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of shares that will be held by the Stockholder after the completion of any offering. For purposes of the table below, we have assumed the Stockholder will have sold all of the shares covered by the prospectus upon completion of the offering.

The table below sets forth information regarding the Stockholder's beneficial ownership of our common stock (i) as of September 8, 2017, prior to the offering, and (ii) upon completion of the offering, assuming the sale by the Stockholder of all shares of common stock covered by this prospectus upon completion of the offering. The percentage of beneficial ownership is calculated based on 22,890,823 shares of common stock outstanding as of September 8, 2017. We have determined beneficial ownership in accordance with SEC rules. Under these rules, beneficial ownership includes any shares of our common stock with respect to which the Stockholder, directly or indirectly, has or shares voting power or investment power and any shares with respect to which the Stockholder has the right to acquire such voting or investment power within 60 days of September 8, 2017 through the exercise of any options, warrants or other rights. We believe the Stockholder has sole voting and investment power with respect to all shares of common stock beneficially owned.

	Shares Beneficially Owned Before this Offering		Maximum Number of Shares to be Sold in this Offering	Shares Beneficially Owned After this Offering (1)
Name of Selling Stockholder	Number	Percent		Number	Percent
Daniel R. Lee (2)	2,005,273	8.5%	1,000,000	1,005,273	4.3%

(1)	Assumes the sale by the Stockholder of all shares covered by this prospectus upon completion of the offering.

(2)
Other than the 1,000,000 shares to be sold in this Offering, includes (a) 122 shares owned by Mr. Lee as of September 8, 2017, (b) 682,219 shares which are subject to options that are currently exercisable, (c) 39,326 shares which are subject to options that are exercisable within 60 days of September 8, 2017, (d) 127,945 shares beneficially owned by a subtrust for the benefit of Mr. Lee's children, (e) 139,735 shares beneficially owned by a family trust for the benefit of Mr. Lee's children, and (f) 15,926 shares beneficially owned by an account for the benefit of Mr. Lee's daughter previously established pursuant to the Massachusetts Uniform Transfer to Minors Act.

PLAN OF DISTRIBUTION

We are registering a total of 1,000,000 shares of our common stock on behalf of the Stockholder pursuant to the terms of the Registration Rights Agreement. The Stockholder and any of his transferees, pledgees, donees or other successors-in-interest may, from time to time after the date of this prospectus, sell any or all of the shares of common stock offered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. We will not receive any of the proceeds from the sale of the shares of common stock by the Stockholder. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Stockholder may decide not to sell any of the shares of common stock covered by this prospectus. The Stockholder may sell all or a portion of the shares of common stock beneficially owned by him and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Stockholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the Stockholder may arrange for other broker-dealers to participate. The Stockholder may be deemed an "underwriter" within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock by the Stockholder may also be deemed to be "underwriters," and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date hereof, the Stockholder has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares. Because the Stockholder and any other selling stockholder, broker, dealer or agent may be deemed to be an "underwriter" within the meaning of the Securities Act, the Stockholder and any other selling stockholder, broker, dealer or agent may be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.

The Stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock covered by this prospectus and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•
through the issuance of derivative securities, including warrants, exchangeable securities or forward delivery contracts and the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	whereby broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through the settlement of short sales;

•	through a combination of any such methods of sale; and

•	through any other method permitted pursuant to applicable law.

Any broker-dealer participating in such transactions as agent may receive commissions from the Stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). The Stockholder has informed us that any such broker-dealer would receive commissions from the Stockholder which would not exceed customary brokerage commissions. Broker-dealers may agree with the Stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

The Stockholder has informed us that, as of the date of this prospectus, he does not have any written or oral agreement or understanding, directly or indirectly, with any person to sell or otherwise distribute the common stock.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Stockholder may also sell shares of common stock covered by this prospectus pursuant to Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Stockholder may transfer the shares of common stock by other means not described in this prospectus, in which case the transferees, pledgees, donees or other successors-in-interest will be the selling beneficial owner for purposes of this prospectus.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The Stockholder and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Under the registration rights agreement, we have agreed with the Stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) the tenth anniversary of the effective date of such registration statement, (ii) the date on which the Stockholder has sold all of the securities covered by such registration statement, or (iii) the date on which the Stockholder may sell all of the securities covered by such registration statement without restriction or limitation under Rule 144 promulgated under the Securities Act.

We have also agreed, among other things, to pay all expenses incurred by us in connection with the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or "Blue Sky" laws; provided, however, that the Stockholder will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares of common stock. We have further agreed to indemnify the Stockholder and certain other persons against certain liabilities in connection with the registration of the shares of common stock, including certain liabilities arising under the Securities Act. The Stockholder has, subject to certain limitations, agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by the Stockholder specifically for use in this prospectus or his failure to comply with the prospectus delivery requirements of the Securities Act.

At any time a particular offer of the shares of common stock is made by the Stockholder or his pledgees, donees, transferees or other successors-in-interest, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement and related post-effective amendment, if required, will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the Stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus and other legal matters will be passed upon for us by Greenberg Traurig, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Full House Resorts, Inc. and Subsidiaries as of and for the years ended December 31, 2016 and 2015, as included in the Annual Report on Form 10-K of Full House Resorts, Inc. for the year ended December 31, 2016, have been incorporated by reference in this Registration Statement on Form S-3 in reliance upon the report of Piercy Bowler Taylor & Kern, independent registered public accounting firm, as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement we have filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC's website or at its Public Reference Room, as discussed below.

We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC's toll-free number at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov and can be found by searching the EDGAR archives on the website. Our common stock is listed on the NASDAQ Capital Market under the symbol FLL, and you can read and inspect our filings at the offices of NASDAQ at One Liberty Plaza, 165 Broadway, New York, New York, 10006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and is deemed to be part of this prospectus except for any information superseded by this prospectus or any other document incorporated by reference into this prospectus. Any statement, including financial statements, contained in our Annual Report on Form 10-K for the year ended December 31, 2016, shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this prospectus or in any other later incorporated document modifies or supersedes that statement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering described herein (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

•
our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 17, 2017, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2017 Annual Meeting of Stockholders;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 12, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on August 14, 2017;

•
our Current Reports (other than any portion thereof furnished or deemed furnished) on Form 8-K filed on February 17, 2017, March 6, 2017, May 10, 2017, May 26, 2017, May 30, 2017, August 1, 2017 and August 14, 2017; and

•
the description of our common stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A filed under the Exchange Act on February 12, 2013, and any amendment or report filed for the purpose of updating such description.

Any statement contained in the filings (or portions of filings) incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any filing by us with the SEC prior to the completion of this offering modifies, conflicts with or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Full House Resorts, Inc.
One Summerlin
1980 Festival Plaza Drive, Suite 680
Las Vegas, Nevada 89135
Telephone: (702) 221-7800
Attention: Investor Relations

FULL HOUSE RESORTS, INC.

1,000,000 Shares of Common Stock
_________________________

PROSPECTUS

SEPTEMBER 8, 2017

_________________________

You should rely only on the information contained in or incorporated by reference into this prospectus (as it may be supplemented and amended). We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume the information contained in this prospectus is accurate as of any date other than the date of this prospectus, regardless of the time of delivery of the prospectus or any sale of our common stock.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses payable by Full House Resorts, Inc., a Delaware corporation (the "Company" or the "Registrant"), in connection with the offering described in this Registration Statement. All amounts are estimates except the registration fee.

Registration fee	$293
Accounting fees and expenses	$10,000
Legal fees and expenses	$10,000
Printing and engraving expenses	$0
Miscellaneous	$2,000
Total	$22,293

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. The registrant's bylaws require the registrant to indemnify and advance expenses on behalf of its directors and officers to the fullest extent permitted by law.

As permitted by Section 102(b)(7) of the DGCL, the registrant's certificate of incorporation contains a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, provided that such provision does not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of the foregoing provision will apply to or have any effect on the liability or alleged liability of any director of the registrant for or with respect to any acts or omissions of such director occurring prior to such amendment.

Item 16. Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

ii.
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment and of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 8th day of September, 2017.

FULL HOUSE RESORTS, INC.

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints, jointly and severally, Daniel R. Lee and Lewis Fanger, and each one of them acting individually, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Bradley M. Tirpak	Chairman of the Board and Director	September 8, 2017
Bradley M. Tirpak

/s/ Daniel R. Lee	President and Chief Executive Officer (Principal Executive Officer)	September 8, 2017
Daniel R. Lee	and Director

/s/ Lewis A. Fanger	Senior Vice President, Chief Financial Officer and Treasurer (Principal	September 8, 2017
Lewis A. Fanger	Financial Officer and Principal Accounting Officer)

/s/ Kenneth Adams	Director	September 8, 2017
Kenneth Adams

/s/ Carl G. Braunlich	Director	September 8, 2017
Carl G. Braunlich

/s/ W.H. Baird Garrett	Director	September 8, 2017
W.H. Baird Garrett

/s/ Ellis Landau	Director	September 8, 2017
Ellis Landau

/s/ Kathleen Marshall	Director	September 8, 2017
Kathleen Marshall

/s/ Craig W. Thomas	Director	September 8, 2017
Craig W. Thomas

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation as amended to date. (Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed on May 9, 2011)
3.2
Amended and Restated By-laws of Full House Resorts Inc. effective as of May 10, 2016. (Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 13, 2016)

4.1
Specimen Certificate for shares of the Registrant's Common Stock, par value $0.0001 per share. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 filed on August 15, 2016)

5.1*	Opinion of Greenberg Traurig, LLP
10.1	Standby Purchase Agreement between the Registrant and Daniel R. Lee (Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on October 7, 2016)
10.2	Registration Rights Agreement between the Registrant and Daniel R. Lee. (Incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed on October 7, 2016)
23.1*	Consent of Piercy Bowler Taylor & Kern
23.2*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
* Filed herewith.